UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 25, 2015

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)                                 June 25, 2015 — Annual Meeting

(b)                                 The shareholders elected eleven directors to serve until the annual meeting in 2016, or until their successors have been elected and qualified; approved executive compensation on an advisory basis; and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year 2015.  The shareholders defeated a shareholder proposal to recommend a report assessing human rights risks, a shareholder proposal regarding a report on post-consumer package recycling of private label brands, and a shareholder proposal regarding elimination of antibiotic use in the production of private label brand meats.  The final results are as follows:

To Serve Until 2016

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

Nora A. Aufreiter	373,222,205	2,395,653	1,916,577	44,678,114

Robert D. Beyer	367,792,080	7,952,018	1,790,331	44,678,114

Susan J. Kropf	373,447,252	2,323,765	1,713,418	44,678,114

David B. Lewis	370,667,947	5,003,919	1,862,569	44,678,114

W. Rodney McMullen	356,418,144	16,452,105	4,664,186	44,678,114

Jorge P. Montoya	373,409,247	2,568,849	1,556,339	44,678,114

Clyde R. Moore	370,482,319	5,489,748	1,562,368	44,678,114

Susan M. Phillips	371,033,351	4,957,640	1,543,444	44,678,114

James A. Runde	373,630,003	2,406,013	1,498,419	44,678,114

Ronald L. Sargent	364,175,294	11,599,216	1,759,925	44,678,114

Bobby S. Shackouls	369,767,786	5,976,836	1,789,813	44,678,114

	For	Against	Abstain	Broker Non-Votes

Advisory vote approving executive compensation	357,095,041	18,118,283	2,321,111	44,678,114

	For	Against	Abstain

Approve PricewaterhouseCoopers LLP as auditors for 2014	416,065,567	4,500,453	1,646,529

	For	Against	Abstain	Broker Non-Votes

Shareholder proposal (regarding publishing a report assessing human rights risks)	103,570,714	232,721,258	41,242,463	44,678,114

	For	Against	Abstain	Broker Non-Votes

Shareholder proposal (regarding a report on post-consumer package recycling of private label brands)	106,701,098	230,171,053	40,662,284	44,678,114

	For	Against	Abstain	Broker Non-Votes

Shareholder proposal (regarding elimination of antibiotic use in the production of private label brand meats)	25,115,583	310,713,014	41,705,838	44,678,114

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 26, 2015	By:	/s/ Christine Wheatley
Christine Wheatley
Group Vice President, Secretary
General Counsel